                                                                EXHIBIT 3 (ii)

                                    BY LAWS
                                       OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                    (As Amended and Restated March 15, 1977)

                                   ARTICLE I.
                                    OFFICES

     1.  The principal office shall be in Memphis, Tennessee.

     2. The Corporation may also have offices in such other places as the Board of Directors may from time to time appoint, or the business of the Corporation may require.

                                  ARTICLE II.
                             SHAREHOLDERS' MEETINGS

     1. Meetings of the shareholders of the Corporation may be held either in the State of Tennessee or elsewhere: but in the absence of notice to the contrary, shareholders' meetings shall be held at the office of the Corporation in Memphis, Tennessee.

     2. The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the Third Tuesday in April, or if that day is a legal holiday, on the next succeeding day not a legal holiday, at a time to be fixed by resolution of the Board of Directors; at which meeting they shall elect by ballot, by plurality vote, a Board of Directors and may transact such other business as may properly come before the meeting.

     3. The holders of a majority of the shares issued and out-standing and entitled to vote thereat, present in person or repre-sented by proxy, shall be requisite, and shall constitute a quorum at all meetings of the shareholders, for the transaction of busi-ness, except as otherwise provided by law, by the Charter of Incorporation, and these Bylaws. If, however, such majority shall not be present or represented at the meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by Proxy, shall have power to adjourn the meeting from time to time



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without notice other than announcement at the meeting until the requisite amount of voting shares shall be present. At such ad-journed meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     4. Written notice of the annual meeting stating the place, day and hour of the meeting shall be mailed to each shareholder entitled to vote thereat at such address as appears on the stock records of the Corporation, at least ten (10), but not more than sixty (60), days prior to the meeting.

     5. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribe by statute, may be called (i) by the Chairman of the Board of Directors, and shall be called by the Chairman of the Board of Directors or the Secretary at the request in writing of a majority of the Board of Directors, or (ii). by the holders of not less than one-tenth (1/10) of all the shares entitled to vote at such meeting. Such call shall state the purpose or purposes of the proposed meeting.

     6. Written notice of a special meeting of shareholders, stating the place, day and hour and the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be mailed, postage prepaid, at least ten (10) days before the date of such meeting, to each shareholder entitled to vote thereat at such address as appears on the stock transfer records of the Corporation.

     7. Special meetings of the shareholders may be held at any time on written waiver of notice or by consent of all of the share-holders.

     8. Any shareholder may waive notice of any meeting either before, at or after the meeting.

     9. At each meeting of shareholders, each shareholder shall have one vote for each share of stock having voting power registered in his name on the records of the Corporation on the record date for that meeting, and every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by instrument in writing.


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    10.  Any director may be removed by the shareholders with or without cause, at any time by the affirmative vote of the holders of a majority of the stock entitled to vote, by resolution adopted at any meeting of shareholders, whether an annual or a special meeting.

                                 ARTICLE III
                                  DIRECTORS

     1. The business and affairs of the Corporation shall be directed by a Board of Directors, which shall consist of 19 members. Directors need not be shareholders.

     2. Each director shall serve for the term of one year and until his successor shall have been duly elected and qualified: subject, however, to the right of the removal of any director at any time by the affirmative vote of the majority of the shares entitled to vote by resolution adopted at any meeting of shareholders, whether an annual or a special meeting.

     3. The directors may hold their meetings at the office of the Corporation in Memphis, Tennessee, or at such other place or places, either in the State of Tennessee or elsewhere, as they may from time to time determine.

     4. A majority of the Board of Directors at a meeting duly assembled shall be necessary to constitute a quorum for the trans-action of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law, by the Charter, or these Bylaws.

     5. As compensation, the directors, for their services, shall be paid such amounts at such time as may, from tine to time, be determined by resolution of the entire Board of Directors; provide that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and being compensated therefor.

     6. The directors, by resolution adopted by a majority of the entire Board, may designate any executive committee, consisting of three or more directors, and other committees, consisting of three or more directors, officers or employees, and may delegate to such







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committee or committees all such authority of the Board that it deems desirable, including, without limitation, authority to elect corporate officers, fix their salaries and, to the extent such is not provided by law, the Charter or these Bylaws, to establish their authority and responsibility, except that no such committee or committees, unless specifically so authorized by the Board, shall have and exercise the authority of the Board to:

     (a) Adopt, amend or repeal the Bylaws;

     (b) Submit to shareholders any action that needs shareholders' authorization under Chapters 1 through 14, Title 48, Tennessee Code Annotated, and any and all amendments and supplements thereto;

     (c) Fill vacancies in the Board or in any committee; and

     (d) Declare dividends or make other corporate distributions.
         Regular and special meetings of committees may be held with or with-out notice as prescribed by resolution of the directors.

                                  ARTICLE IV.
                              POWERS OF DIRECTORS

     1. The Board of Directors shall have, in addition to such powers as are hereinafter expressly conferred on it and all such powers as may be conferred on it by law, all such powers as may be exercised by the Corporation, subject to the provisions of the law, the Charter and these Bylaws.

     2. The Corporation shall be managed by the Board of Directors, which shall exercise all powers conferred under the laws of the State of Tennessee, including without limitation the powers speci-fied in the Charter of the Corporation, as amended, and the power:

     (a) To purchase or otherwise acquire property, rights or privileges for the Corporation which the Corpora-tion has power to take, at such prices and on such terms as the Board of Directors may deem proper;

     (b) To pay for such property, rights or privileges in whole or in part with money, stocks, bonds, deben-tures or other securities of the Corporation, or

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         by the delivery of other property of the
         Corporation;

     (c) To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or trans-ferable instruments end securities, secured by mortgage or otherwise, and to do every act and thing necessary to effectuate the same;

     (d) To elect the corporate officers and fix their salaries; to appoint employees and trustees; and to dismiss them at its discretion; to fix their duties and emoluments, and to change them from time to time; and to require security as it may deem proper;

     (e) To confer on any Officer of the Corporation the power of selecting, discharging or suspending such employees;
         and

     (f) To determine by whom and in what manner the Corporation's bills, notes, receipts, acceptances, guaranties, endorse-ments, checks, releases, contracts or other documents shall be signed.

                                   ARTICLE V.
                             MEETINGS OF DIRECTORS

     1. Following each annual election of directors, the newly elected directors shall meet for the purpose of organization, the election of officers and the transaction of other business, and, if a majority of the directors be present at such place, day and hour, no prior notice of such meeting shall be required to be given to the directors. The place, day and hour of such meeting may also be fixed by written consent of the directors.

     2. Meetings of the directors shall be held at least once each calendar quarter at such time and place as the Board of Directors may by resolution determine. Notice of the time and place of the meetings shall be given as specified for a special meeting.

     3. Special meetings of the directors may be called by the Chairman or the Board of Directors or the President on two days'


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notice in writing or on one day's notice by telegram to each direc-
tor, and shall be called by the Chairman in like manner on the written request of two directors. The notice shall state thou place, day and hour where it is to be held.

    4. Special meetings of the directors may be held at any time on written waiver of notice or by consent of all the directors.

    5. A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of adjournment does not exceed thirty (30) days in any one
(1) adjournment.

    6. The directors may take action which they are required or permitted to take, without a meeting, on written consent setting forth the action so taken, signed by all of the directors entitled to vote thereon.

                                 ARTICLE VI.
                                   OFFICERS

    1. The officers of the Corporation shall be chosen at the annual organizational meeting following the annual meeting of share-holders, for a term of one (1) year and until their successors are elected and qualified. The officers of the Corporation shall con-sist of a Chairman of the Board of Directors, a President, such number of Vice Chairmen as the Board may from time to time determine and appoint, a Financial Vice President, a Secretary, a Treasurer, a Controller and an Auditor, and such number of Executive Vice Presidents. Senior Vice Presidents and Vice Presidents, Assistant Secretaries, Assistant Controllers, Assistant Auditors, and Corporate Officers as the Board may from time to time determine and appoint. Any person may hold two or more offices, except that the President shall not also be the Secretary or an Assistant Secretary. The officers, other than the Chairman of the Board of Directors, need not be directors or shareholders.


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    2.  The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

    3. If the office of any officer or officers appointed by the Board of Directors becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

    4. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer shall be subject to removal at any time with or without cause by the affirma-tive vote of a majority of the Board of Directors.

    5. The salaries and compensation of all officers of the Corporation shall be fixed by the Board.

                                  ARTICLE VII.
                       CHAIRMAN OF THE BOARD OF DIRECTORS

    1. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation; he shall preside at all meetings of the shareholders; he shall have general management of the business of the Corporation and shall exercise general super-vision over all of its affairs and shall see that all orders and resolutions of the Board are carried into effect.

    2. He shall have the general powers and duties of supervision. and management usually vested in the office of Chairman of the Board of Directors and Chief Executive Officer of a Corporation.

                                 ARTICLE VIII.
                                 THE PRESIDENT

    1. The President, in the absence of the Chairman of the Board, shall preside at all meetings of shareholders, and he shall be charged with the active management and administration of the business of the Corporation with power to make all contracts in the conduct of the regular and ordinary business of the Corporation; and he may appoint and discharge agents and employees of the Corporation and fix their compensation, subject to the general supervisory powers


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of the Chairman of the Board of Directors and of the Board of
Directors, and do and perform such other duties as from time to time may be assigned to him by the Board of Directors and as may be authorized by law.
                                  ARTICLE IX.
                                 VICE CHAIRMAN

     1. Vice Chairmen shall perform such of the duties and exer-cise such of the powers as may be prescribed by the Board of Direc-tors or the Chairman of the Board of Directors.

                                   ARTICLE X.
                    CHAIRMAN OF  THE CREDIT POLICY COMMITTEE

     1. The Chairman of the Credit Policy Committee shall perform such of the duties and exercise such of the powers as may be pre-scribed by the Board of Directors or the Chairman of the Board of Directors.
                                  ARTICLE XI.
                            FINANCIAL VICE PRESIDENT

     1. The Financial Vice President shall perform such of the duties and exercise such of the powers as may be prescribed by the Board of Directors or the Chairman of the Board of Directors.

                                  ARTICLE XII.
                                 VICE PRESIDENT

     1. Vice Presidents shall perform such of the duties and exercise such of the powers as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President.

                                 ARTICLE XIII.
                                   SECRETARY

     1. The Secretary shall attend all sessions of the Board and of the shareholders and record all votes and the minutes of all



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proceedings in a book to be kept for that purpose.  He shall give or cause to be given notice of all meetings or the shareholders and of the Board of Directors and shall perform such other duties as are incident to his office or as may be prescribed by the Board of Directors or the Chairman of the Board of Directors.

     2. In the absence or disability of the Secretary, the Assistant Secretary shall perform all the duties and exercise all of the powers of the Secretary and shall perform such other duties as the Board of Directors or the Chairman of the Board of Directors shall prescribe.
                                  ARTICLE XIV.
                                   TREASURER

     1. The Treasurer shall have custody of the funds and securi-ties of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation such depositories as may be designated by the Board of Directors.

     2. He shall disburse the funds of the Corporation as may be ordered by the Board, or by the Chairman of the Board of Directors, or by the President, taking proper vouchers for such disbursements, and shall render to the Board, the Chairman of the Board, or the President, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and at a regular meeting of the Board preceding the annual shareholders' meeting, a like report for the preceding year.

     3. He shall keep or cause to be kept an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe

     4. He shall give the Corporation a bond, if required by the Board of Directors, in such sum and in form and with security satis-factory to the Board of Directors for the faithful performance of the duties of his office end the restoration to the Corporation, in case of his death, resignation or removal from office, of all books,



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papers, vouchers, money and other property of whatever kind in his possession, belonging to the corporation. He shall perform such other duties as the Board of Directors may from time to time pre-scribe or require.

     5. In the absence or disability of the Treasurer, the Assis-tant Treasurer shall perform all the duties and exercise all of the powers of the Treasurer and shall perform such other duties as the Board of Directors or the Chairman of the Board of Directors shall prescribe.
                                  ARTICLE XV.
                                    AUDITOR

     1. The Auditor shall perform such of the duties and exercise such of the powers as may be prescribed by the Board of Directors.

     2. In the absence or disability of the Auditor, the Assistant Auditor shall perform all the duties and exercise all the powers of the Auditor and shall perform such other duties as the Board of Directors shall prescribe.

                                  ARTICLE XVI.
                                   CONTROLLER

     1. The Controller shall assist the management of the Corpora-tion in setting the financial goals and policies of the Corporation; shall provide financial and statistical information to the share-holders and to the management of the Corporation and shall perform such other duties and exercise such other powers as may be pre-scribed by the Board of Directors, the Chairman of the Board of Directors or the President.

     2. In the absence or disability of the Controller, the Assis-tant Controller shall perform all duties and exercise all Powers of the Controller and shall perform such other duties as the Board of Directors or the Chairman of the Board of Directors shall prescribe.




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                                  ARTICLE XVII
                               CORPORATE OFFICER

     1. Corporate Officers shall have such authority and perform such of the duties and exercise such of the powers as may be pre-scribed by the Board of Directors, the President or any Vice Chair-man.
                                 ARTICLE XVIII.
                      DUTIES OF OFFICERS MAY BE DELEGATED

     1. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the entire Board concur therein.

                                  ARTICLE XIX.
                             CERTIFICATES OF STOCK

     1. The certificates of stock of the Corporation shall be numbered, shall be entered in the book or records of the Corpora-tion as they are issued, and shall be signed by the Chairman of the Board and any one of the following: the President, the Treasurer or the Secretary. Each certificate shall include the following upon the face thereof:

     (a) That the Corporation is organized under the laws of this state;
     (b) The name of the Corporation;
     (c) The name of the person to whom issued;
     (d) The number and class of shares, and the designation of the series, if any, which such certificate represents;
     (e) The par value of each share represented by such certifi-cate: or a statement that the shares are without par value; and
     (f) Such other provisions as the Board may from time to time require.

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Either or both of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or regis-tered by a registrar other than an officer or employee of the Corporation.

                                  ARTICLE XX.
                       TRANSFERS OF STOCK AND RECORD DATE

     1. Transfers of shares of stock shall be made upon the books of the Corporation by the person named in the certificate or by an attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

     The Board of Directors may appoint suitable agents in Memphis, Tennessee, and elsewhere to facilitate transfers by shareholders under such regulations as the Board may from time to time prescribe. The transfer books may be closed by the Board for such period, not to exceed 40 days, as may be deemed advisable for dividend or other purposes, or in lieu of closing the books, the Board may fix in advance a date as the record date for determining shareholders entitled notice of and to vote at a meeting of shareholders, or entitled to payment of any dividend. The record date shall not be less than 10 days prior to the date on which the particular action requiring such determination is to be taken. All certificates surrendered the the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for like number of shares shall have been surrendered and canceled, except that in case of a lost or destroyed certificate a new one may be issued on the terms prescribe by Article XXII of these Bylaws.

                                  ARTICLE XXI
                            REGISTERED SHAREHOLDERS

     1. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact there-of; and, accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other


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person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Tennessee.

                                 ARTICLE XXII.
                                LOST CERTIFICATE

     1. The agent for transfer of the Corporation's stock may issue new share certificates in place of certificates represented to have been lost, destroyed, stolen or mutilated upon receiving an indemnity satisfactory to the agent and the Secretary or Treasurer of the Corporation, without further action of the Board of Directors.

                                 ARTICLE XXIII.
                                  FISCAL YEAR.

     1. The Board of Directors of the Corporation shall have authority from time to time to determine whether the Corporation shall operate upon a calendar year basis or upon a fiscal year basis, and if the latter, said Board shall have power to determine when the said fiscal year shall begin and end.

                                 ARTICLE XXIV.
                                   DIVIDENDS

     1. Dividends on the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law.

     2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discre-tion, think proper as a reserve fund to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation.





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
                                  ARTICLE XXV
                                      SEAL

    1. This Corporation shall have a Corporate Seal which shall consist of an imprint of the name of the Corporation, the state of its incorporation, the year of incorporation and the words "Corporate Seal."

                                 ARTICLE XXVI.
                                    NOTICES

    1. Whenever under the provisions of these Bylaws notice is required to be given to any director, officer or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing by depositing the same in the United States Mail, or by telegram addressed to such shareholder, at such address as appears on the stock transfer books of the Corporation, and addressed to such director or officer at such address as appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus deposited, or the telegram sent.

    2. Any director, officer or shareholder may waive any notice of any meeting required to be given under these Bylaws either be-fore, at or after the meeting.

                                 ARTICLE XXVII.
                                   AMENDMENTS

    1. The Board of Directors shall have power to make, amend and repeal the Bylaws of the Corporation by vote of a majority of all the directors, at any regular or special meeting of the Board.

    2. The shareholders may make, alter, amend and repeal the Bylaws of this Corporation at any annual meeting or at a special meeting called for that purpose, and all Bylaws made by the direc-tors may be altered or repealed by vote of the majority of the shareholders.




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
                                 ARTICLE XXVIII
                                INDEMNIFICATION

    1. If any current or former director or officer of First Tennessee National Corporation ("First Tennessee") shall be wholly successful, on the merits or otherwise, in any threatened or actual criminal or civil suit or proceeding other than by or in the right of First Tennessee to procure a judgement in its favor, including any suit or proceeding instituted as a result of such director or officer serving another corporation or other business entity in any capacity at the request of First Tennessee, which was commenced by reason of the fact that he is or was a director or officer of First Tennessee or served such other corporation or other business entity in any capacity, he shall be indemnified by First Tennessee against
all reasonable expenses, including   attorney fees, actually and
necessarily incurred as a result of such threatened or actual suit or proceeding, or any appeal therein.

    2. If any current or former director or officer of First Tennessee shall be wholly successful, on the merits or otherwise, in any actual suit by or in the right of First Tennessee to procure a judgment in its favor, which was commenced by reason of the fact that he is or was a director or officer of First Tennessee, he shall be indemnified by First Tennessee against all reasonable expenses; including attorney fees, actually and necessarily incurred as a result of such suit or proceeding, or any appeal therein.

    3. If any current or former director or officer of First Tennessee has not been wholly successful, on the merits or other-wise, in defense of a threatened or actual suit or proceeding of the character described in Section 1 of this bylaw or a civil action of the character described in Section 2, unless ordered by the Court under Section 48-410 of the Tennessee Code Annotated ("T.C.A."), he shall be indemnified by First Tennessee (1) in a suit or proceeding of the character described in Section 1, against judgments and fines; and (2) in a suit or proceeding of the character described in Sections 1 or 2, against amounts paid in settlement and reasonable expenses, including attorney fees, actually and necessarily incurred as a result of such suit or proceeding, or any appeal therein, only if authorized in the specific case:

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
a. By the Board of First Tennessee acting by a quorum consisting of Directors who are not parties to such action or proceeding upon a finding that:

    (1) In a suit or proceeding other than by or in the right of First Tennessee, the director or officer has acted in good faith for a purpose which he has reasonably believed to be in the best interest of First Tennessee, and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful; or

    (2)  In a suit or proceeding by or in the right of First
         Tennessee, the director or officer has not breached his duty to First Tennessee under T.C.A. 48-813; and

    (3) In the case of any settlement, in addition to the appropriate standard of conduct under 3.a. (1) or (2), the settlement is in the best interest of First Tennes-ee; and if the settlement has been approved by a court, that the indemnification would not be inconsistent with any condition with respect to indemnification imposed by the court in approving the settlement.

b.  If a quorum under 3.a. is not available with due diligence:

    (1) By the Board of First Tennessee upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in 3.a.(1), (2) or (3) has been met by such director or officer; or

    (2) By the shareholders of First Tennessee upon finding that the director or officer has met the applicable standard of conduct set forth in 3.a.(1), (2) or (3).

    4. A director or officer of First Tennessee shall be deemed to be serving another corporation or other business entity at the request of First Tennessee only if such request is reflected in the records of a committee appointed by the Board of first Tennessee for the purpose of making such requests.

    5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by first Tennessee in advance of the


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
final disposition of such action, suit or proceeding if authorized by the procedure established under 3.a. or b. of this bylaw.

     6. If any expenses or other amounts are paid by way of in-demnification otherwise than by court order under T.C.A. 48-410 or action by the shareholders, First Tennessee shall give notice to the shareholders as provided in T.C.A. 48-411(3).

     7. Every employee of First Tennessee shall be indemnified by First Tennessee to the same extent as directors or officers of First Tennessee.

     8.  a.   The right of indemnification set forth above shall
              not be deemed to restrict any right of indemnifica-tion provided to any director, officer or employee of First Tennessee or any of its subsidiaries pursuant to a contract, agreement or resolution executed upon the approval or ratification of the Board of First Tennessee acting by a quorum of dis-interested directors, provided that any such con-tract shall not enlarge the rights of indemnification permitted under the Tennessee Central Corporation Act.

         b. This bylaw shall not be construed to affect or re-strict in any manner any right of indemnification granted by First Tennessee to persons other than directors, officers and employees of First Tennessee or any of its subsidiaries.

     9.  a.   No combination of rights shall permit any current or
              former director, officer or employee of First Tennes-see to receive a double recovery.

         b. The right of indemnification provided in this bylaw shall inure to the benefit of the heirs, executors or administrators of each such current or former direc-tor, officer of employee of First Tennessee and shall or in no event be construed to enlarge the rights of indemnification permitted under the Tennessee General Corporation Act.



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
                                  ARTICLE XXIX
                                   RETIREMENT

     1. Directors. Any director who shall attain the age of seventy (70) shall be automatically retired from the Board at time of the next succeeding annual meeting of shareholders. How-ever, a director may be retired before age seventy (70) as herein-after provided.

     Effective December 31, 1978, directors shall be retired from the Board as follows:

     (1) The retirement age for Directors will be sixty-five (65). Any Director who becomes sixty-five prior to December 31; 1978 or any December 31 thereafter will be retired as of the December 31 following his sixty-fifth birthday.

     (2) For the purpose of maintaining Boards of active business and professional men, Directors leaving their present occupation or the position held at their last election (by retirement or otherwise), will be expected to tender their resignation from the Board upon such occasion. The resig-nation will ordinarily be accepted unless (a) the Director assumes another management position deemed appropriate by the Board for continuation, or (b) the Director is so en-gaged in some specific project for the Board as to make his resignation detrimental to the Corporation. Under this circumstance, the Board may elect to set a subsequent date for his retirement timed to coincide with the comple-tion of the project.

     (3) Directors who are also Officers of the Corporation shall be retired from the Board on the date they retire from or otherwise discontinue active service with the Corporation or its affiliates.

     Any director of the Corporation who has retired from the Board is eligible for election to a position on the Honorary Advisory Board, the duties of which shall be as specified by such resolutions as the Board of Directors may from time to time adopt. Membership on the Honorary Advisory Board shall continue at the discretion of the Board of Directors.

     2. Officers and Employees. As each officer or employee attains the age of sixty-five years, his employment by the Corpora-tion shall automatically be terminated and his salary discontinued on the first day of the month coincident with or immediately following his sixty-fifth birthday; however, the Board of Directors, in its discretion, may continue any such officer or employee in service and designate the capacity in which he shall serve, and shall fix the remuneration he shall receive. The Board may also re-employ any former officer who had theretofore been retired.

                                  ARTICLE XXX.
                                  CONVEYANCES

     1. All transfers and conveyances of real estate made by the Corporation shall be executed by any officer of the Corporation, ex-cept the Auditor and Assistant Auditor, with seal attested by any other officer of the Corporation.

     2. Any officer of the Corporation, except the Auditor and Assistant Auditor, is authorized and empowered to sell, assign, transfer, and deliver any and all bonds, stocks, or other indicia of ownership of personal property which may now or hereafter be assigned to it, or owned or held by it, and to execute releases of assignments and conveyances made to the Corporation or instruments in which the Corporation is named beneficiary.

                                 RESOLUTION OF
                             BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                                JANUARY 17, 1978

      RESOLVED, that Article III, Section 1, of the Bylaws of the Company be, and hereby is, amended to provide for a board of directors to consist of 18, rather than 19, members effective as of April 18, 1978, by deleting the number 19 from said section of the Bylaws and substituting therefor the number 18.

      RESOLVED, that Article XXIX, Section 1, of the Bylaws of the Company be, and hereby is, amended and restated so as to read as follows:

      "1. Directors. Any director who shall attain the age of seventy (70) shall be automatically retired from the Board at the time of the next succeeding annual meeting of shareholders. However, a director may be retired before age seventy (70) as hereinafter provided.

      Effective December 31, 1978, directors who are not also officers of the Corporation or its affiliates shall be retired-from the Board as follows:

      (1) Any director who shall attain the age of sixty-five (65) shall be automatically retired from the Board at the time of the next succeeding annual meeting of shareholders.

      (2) For the purpose of maintaining Boards of active business and professional men, directors leaving their present occupation or the position held at their last election (by retirement or otherwise), will be expected to tender their resignation from the Board upon such occasion. The resignation will ordinarily be accepted unless (a) the director assumes another management position deemed appro-priate by the Board for continuation, or (b) the director is so engaged in some specific project for the Board as to make his resignation detri-mental to the Corporation. Under this circumstance, the Board may elect to set a subsequent date for his retirement timed to coincide with the completion of the project.

         Effective January 17, 1978, directors who are also officers of the Corporation or its affiliates shall be retired from the Board on the date they retire from or otherwise discontinue active service with the Corporation or its affiliates.

         Any director of the Corporation who has retired from the Board is eligible for election to a position on the Honorary Advisory Board, the duties of which shall be as specified by such resolutions as the Board of Directors may from time to time adopt. Membership on the Honorary Advisory Board shall continue at the discretion of the Board of Directors."


                                    A-1, p.1

                                 RESOLUTION OF
                             BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                                  MAY 16, 1978


     RESOLVED, that Article XXIX, Section 1 of the Bylaws of the Company be, and in hereby, amended to delete the word
"Advisory" from the phrase "Honorary Advisory Board" where-ever that phrase appears in said section.





                                   A-1, p.3

                                 RESOLUTION OF
                             BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                               DECEMBER 19, 1978

     RESOLVED, that as a result of the Age Discrimination in Employment Act Amendments of 1978, Article XXIX, Section 2, of the Bylaws of the Company be, and hereby is, amended and restated as of January 1, 1979, so as to read as follows:

     "2. Officers and Employees. As each officer or employee attains the age of 70 years, his or her employment by the Corporation shall auto-matically be terminated and his or her salary discontinued on the first day of the month coincident with or immediately following the 70th birthday. Provided, however, each officer or employee who meets the exclusion for execu-tives and top policy makers under the Age
         Discrimination in Employment Act; as amended from time to time, shall automatically be ter-minated and his or salary discontinued on the first day of the month coincident with or immediately following the 65th birthday.

              The Board of Directors, in its discretion, may continue any such officer or employee in service and designate the capacity in which he or she shall serve, and shall fix the remuneration he or she shall receive. The Board of Directors may also re-employ any former officer who had theretofore been retired."





                                   A-1, p.5

                                 RESOLUTION OF
                             BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                                 APRIL 15, 1980



     RESOLVED, that Article III, Section 6 of the Bylaws be, and hereby is, amended to provide for committees to consist of two, rather than three, members by deleting the number three, wherever it appears, from said section of Bylaws and substituting therefor the number two.

                                 RESOLUTION OF
                             BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                                OCTOBER 21, 1980

    RESOLVED, that Article VI, Section 5, of the Bylaws of the Company be, and hereby is, amended and restated to read as follows:

                 "5. The Board, or a committee thereof, shall fix the remuneration of executive officers. The renumeration of non-executive officers shall be fixed by the Board or by management under such policies and procedures as shall be established by the Board or a committee there-of."

                      RESOLUTION OF BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                                JANUARY 19, 1982


RESOLVED, that Article V, Section 2, of the Bylaws of the Company be, and hereby is, amended by deleting the words "at least once each calendar quarter" from said section of Bylaws.

                      RESOLUTION OF BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                                January 20, 1987

         A new section 11 of Article II of the Bylaws of the Company is adopted as follows:

         "11. At an annual or special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before an annual or special meeting of shareholders. To be properly brought before an annual or special meeting of shareholders, business must be (i) in the case of a special meeting called by or at the direction of the Board of Directors, specified in the notice of the special meeting (or any supplement thereto), or (ii) in the case of an annual meeting properly brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the annual meeting by a shareholder. For business to be properly brought before such a meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the date of the meeting; provided, however, that if less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before a meeting of shareholders (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the Corporation which are beneficially owned by such shareholder on the date of such shareholder's notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder's notice, and (iv) any material interest of the shareholder in such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 11. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted."

                      RESOLUTION OF BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                                January 20, 1987

        A new Section 7 of Article III of the Bylaws of the Company is adopted as follows:

        "7. Only persons nominated in accordance with the procedures set forth in this Section 7 shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of shareholders (i) by or at the direction of the Board, or
   (ii) by any shareholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 7. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the date of a meeting; provided, however, that if fewer than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of such meeting was mailed or (ii) the day on which such public disclosure was made. A shareholder's notice to the Secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person. (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such shareholder's notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or, is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice (a) the name and address, as they appear on the Corporation's books; of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder on the date of such shareholder's notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder's notice. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 7. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded."

                      RESOLUTION OF BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                                January 20, 1987

        Article V, Section 3 of the Bylaws of the Company is amended to read as follows:

        "3. Special meetings of the directors may be called by the Chairman of the Board of Directors or the President on two days' notice by mail, or on one day's notice by telegram or cablegram, or on two hours' notice given personally or by telephone to each director, and shall be called by the Chairman in like manner on the written request of a majority of directors then in office. The notice shall state the place, day and hour where the meeting is to be held."

                                 RESOLUTION OF
                             BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                                JANUARY 20, 1987
                               ADOPTED SUBJECT TO
                             APPROVAL OF PROPOSAL 3
                              BY THE SHAREHOLDERS
                                 APRIL 21, 1987


  RESOLVED, that Article III, Section 2 of the Bylaws of
First Tennessee National Corporation ("Company") is amended to read as follows:

    "2. Except as otherwise provided by law or by the Charter, the term of each director hereafter elected shall be from the time of his election and qualification until the third annual meeting next following his election and until his successor shall have been duly elected and qualified; subject, however, to the right of the removal of any director as provided by law, by the Charter or by these Bylaws."

                                 RESOLUTION OF
                             BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                                JANUARY 20, 1987
                               ADOPTED SUBJECT TO
                             APPROVAL OF PROPOSAL 3
                              BY THE SHAREHOLDERS
                                 APRIL 21, 1987

    RESOLVED, that a new Section 8 of Article III of the Bylaws of the Company is adopted as follows:

    "8. Except as otherwise provided by law or by the Charter, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or any other cause (except removal from office) shall be filled only by the Board of Directors, provided that a quorum is then in office and present, or only by a majority of the directors then in office, if less than a quorum is then in office or by the sole remaining director. Any vacancies on the Board of Directors resulting from removal from office may be filled by the affirmative vote of the holders of at least a majority of the voting power of all outstanding voting stock or, if the shareholders do not so fill such a vacancy, by a majority of the directors then in office. Directors elected to fill a newly created directorship or other vacancy shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been duly elected and qualified. The directors of any class of directors of the Corporation may be removed by the shareholders only for cause by the affirmative vote of the holders of at least a majority of the voting power of all outstanding voting stock."

                                 RESOLUTION OF
                             BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                                JANUARY 20, 1987
                               ADOPTED SUBJECT TO
                             APPROVAL OF PROPOSAL 3
                              BY THE SHAREHOLDERS
                                 APRIL 21, 1987

    RESOLVED, that Article 11, Section 10 of the Bylaws of the
Company is repealed, and Section 11 of Article II of the Bylaws of the Company is renumbered to become Section 10.

                                 RESOLUTION OF
                             BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                                JANUARY 20, 1987
                               ADOPTED SUBJECT TO
                             APPROVAL OF PROPOSAL 3
                              BY THE SHAREHOLDERS
                                 APRIL 21, 1987


         RESOLVED, that Article XXVII, Section 2 of the Bylaws of the Company is amended to read as follows:

    "2. The shareholders may make, alter, amend and repeal the Bylaws of this Corporation at any annual meeting or at a special meeting called for that purpose only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock, and all Bylaws made by the directors may be altered or repealed only by the vote of the holders of at least eighty percent (80%) of the voting power of all outstanding voting stock."

                                 RESOLUTION OF
                             BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                                October 16, 1990

         RESOLVED, that Article XXIX, Section 1, of the Bylaws of the Company be, and it hereby is, amended to read as follows:

        Directors who are not also officers of the Corporation or its affiliates shall be retired from the Board of Directors as follows:

             (1) Any director who shall attain the age of sixty-five (65) shall not thereafter be nominated for a directorship and shall be automatically retired from the Board at the expiration of the term for which he or she was elected.

             (2) For the purpose of maintaining boards of active business and professional persons, directors leaving the occupation or the position held at their last election (by retirement or otherwise) will be expected to tender their resignation from the Board upon such occasion. A resignation will ordinarily be accepted unless (a) the director assumes another management position deemed appropriate by the Board for continuation, or (b) the director is so engaged in some specific project for the Board as to make his or her resignation detrimental to the Corporation. Under this circumstance, the Board may elect to set a subsequent date for his or her retirement to coincide with the completion of the project.

        Directors who are also officers of the Corporation or any of its affiliates will be retired from the Board on the date they retire from or otherwise discontinue active
   Service with the Corporation and its affiliates.

        All directors of the Corporation who have served until retirement, as specified herein, will be asked to serve on the Honorary Board of Directors. Those directors who do not serve until retirement but who have served for a minimum of 10 years as an active member of the Board and who retire in good standing will also be asked to serve. Members of the Honorary Board shall have no authority to bind the Corporation. They shall not attend Board meetings of the Corporation and Shall not have any authority to vote on any matter being considered by the Board.

                      RESOLUTION OF BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                                January 22, 1991


RESOLVED, that Article III, Section 1 of the Bylaws of First
Tennessee National Corporation be, and hereby is, amended to provide for a Board of Directors to consist of 13, rather than 15 members, effective as of the Annual Meeting of Shareholders, April 16, 1991, by deleting the number 15 from said section of the Bylaws and substituting therefor the number 13.

Amendment to Bylaws of First Tennessee
National Corporation, adopted 4-16-91

                                 ARTICLE XXVIII
                                INDEMNIFICATION

      1. If any current or former officer of the Corporation [including for purposes of this Article an individual who, while an officer, is or was serving another corporation or other enterprise (including an employee benefit plan) in any capacity at the request of the Corporation and unless the context requires otherwise the estate or personal representative of such officer] is wholly successful, on the merits or otherwise, in the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal ("Proceeding"), to which he was a party because he is or was an officer of the Corporation, he shall be indemnified by the Corporation against all reasonable expenses, including attorney fees, incurred in connection with such Proceeding, or any appeal therein.

      2. If any current or former officer of the Corporation has not been wholly successful on the merits or otherwise, in the defense of a Proceeding, to which he was or was threatened to be made a party because he was or is an officer, he shall be indemnified by the Corporation against any judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan), or other liability and any reasonable expenses, including attorney fees, incurred as a result of such Proceeding, or any appeal therein, if authorized in the specific case after a determination has been made that indemnification is permissible because the following standard of conduct has been met:

          (1)  He conducted himself in good faith, and

          (2)  He reasonably believed:

               (A) In the case of conduct in his official capacity as an officer of the Corporation that his conduct was in the Corporation's best interest; and

               (B) In all other cases that his conduct was at least not opposed to its best interests; and

          (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful;
provided, however, the Corporation may not indemnify an officer in connection with a Proceeding by or in the right of the Corporation in which the officer was adjudged liable to the Corporation or in connection with any other proceeding charging improper benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.
                                      -31-

      3. The determination required by Section 2 herein shall be made as follows:

          (1) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the Proceeding;

          (2) If a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate) consisting solely of two or more directors not at the time parties to the Proceeding;

          (3)  By independent special legal counsel;

               (A) Selected by the Board of Directors or its committee in the manner prescribed in subsection
                    (1) or (2); or

               (B) If a quorum of the Board of Directors cannot be obtained under Subsection (1) and a committee cannot be designated under subsection (2), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or, if a determination pursuant to Subsections 1, 2, or 3 of this
                    Section 3 cannot be obtained, then

          (4) By the shareholders, but Shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination.

      4. An officer of the Corporation shall be deemed to be serving another corporation or other enterprise or employee benefit plan at the request of the Corporation only if such request is reflected in the records of the Board of Directors or a committee appointed by the Board of Directors for the purpose of making such requests.

      5. The Corporation shall pay for or reimburse reasonable expenses, including attorney fees, incurred by an officer who is a party to a Proceeding in advance of the final disposition of the Proceeding if:

          (1) The officer furnishes to the Corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 2 herein;

          (2) The officer furnishes to the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitle to indemnification; and

            (3) A determination is made that the facts then known to
                those making the determination would not preclude indemnification under this bylaw.

       6. The undertaking required by Section 5 herein must be an unlimited general obligation of the officer but need not be secured and may be accepted without reference to financial ability to make repayment.

       7. Determinations and authorizations of payments under Section 5 herein shall be made in the same manner as is specified in
Section 3 herein.

       8. Every employee and every former director of the Corporation shall be indemnified by the Corporation to the same extent as officers of the Corporation.

       9. The right of indemnification set forth above shall not be deemed exclusive of any other rights to which an officer, employee, or former director seeking indemnification may be entitled. No combination of rights shall permit any officer, employee or former director of the Corporation to receive a double or greater recovery.

       10. The Corporation shall indemnify each of its directors and such of the non-director officers of the Corporation or any of its subsidiaries as the Board of Directors may designate, and shall advance expenses, including attorney's fees, to each director and such designated officers, to the maximum extent permitted (or not prohibited) by law, and in accordance with the foregoing, the Board of Directors is expressly authorized to enter into individual indemnity agreements on behalf of the Corporation with each director and such designated officers which provide for such indemnification and expense advancement and to adopt resolutions, which provide for such indemnification and expense advancement.

                      RESOLUTION OF BOARD OF DIRECTORS OF
                   FIRST TENNESSEE NATIONAL CORPORATION
                            July 16, 1991


RESOLVED, that Article III, Section 1 of the Bylaws of First Tennessee National Corporation be, and hereby is, amended to provide for a Board Of Directors to consist of 14, rather than 13 members, effective as of August 1, 1991, by deleting the number 13 from said section of the Bylaws and substituting therefor the number 14.



                               January 19, 1993


RESOLVED, that Article III, Section 1 of the Bylaws of First Tennessee National Corporation be, and hereby is, amended to provide for a Board of Directors to consist of 13, rather than 14 members, effective as of January 31, 1993, by deleting the number 14 from said section of the Bylaws and substituting therefor the number 13.

                                 RESOLUTION OF
                             BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                                 October 20, 1993

         RESOLVED, that Article XXIX, Section 1, of the Bylaws of the Company be, and it hereby is, amended be deleting it in its entirety and amending it to read as follows:

                 Directors who are not also officers of the Corporation or its affiliates shall be retired from the Board of Directors as follows:

                          (1) Any director who shall attain the age of sixty-five (65) on or before the last day of the term for which he or she was elected shall not be nominated for re-election and shall be retired from the Board at the expiration of such term.

                          (2) For the purpose of maintaining boards of active business and professional persons, directors leaving the occupation or the position held at their last election (by retirement or otherwise) will be expected to tender their resignation from the Board upon such occasion. A resignation will ordinarily be accepted unless (a) the director assumes another management position deemed appropriate by the Board for continuation, or (b) the director is so engaged in some specific project for the Board as to make his or her resignation detrimental to the Corporation. Under this circumstance, the Board may elect to set a subsequent date for his or her retirement to coincide with the completion of the project.

                 Directors who are also officers of the Corporation or any of its affiliates will be retired from the Board on the date they retire from or otherwise discontinue active service with the Corporation and its affiliates.

                 All directors of the Corporation who have served until retirement, as specified herein, will be asked to serve on the Honorary Board of Directors. Those directors who do not serve until retirement but who have served for a minimum of 10 years as an active member of the Board and who retire in good standing will also be asked to serve. Members of the Honorary Board shall have no authority to bind the Bank. They shall not attend Board meetings of the Corporation and shall not have any authority to vote on any matter being considered by the Board.

                      RESOLUTION OF BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                               December 21, 1993


RESOLVED, that Article III, Section 1 of the Bylaws of First Tennessee National Corporation be, and hereby is, amended to provide for a Board of Directors to consist of 14, rather than 13 members, effective as of December 21, 1993, by deleting the number 13 from said section of the Bylaws and substituting therefor the number 14.


                      RESOLUTION OF BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                                 March 2, 1994


RESOLVED, that Article III, Section 1 of the Bylaws of First Tennessee National Corporation be, and hereby is, amended to provide for a Board of Directors to consist of 11, rather than 14 members, effective as of April 19, 1994, by deleting the number 14 from said section of the Bylaws and substituting therefor the number 11.

                                RESOLUTIONS OF
                             BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                                  April 19, 1994


         RESOLVED, that Article VII of the Bylaws of First Tennessee National Corporation be, and it hereby is, amended by deleting it in its entirety and substituting therefor the following:

                                  ARTICLE VII.

                  The Chairman of the Board of Directors and
                         The Chief Executive Officer

                 1. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors and shall have such powers and perform such duties as may be provided for herein and as may be incident to the office and as may be assigned by the Board of Directors. If and at such times as the Board of Directors so determines, the Chairman of the Board may also serve as the Chief Executive Officer of the Corporation.

                 2. The Chief Executive Officer, in the absence of the Chairman of the Board of Directors, shall preside at all meetings of the shareholders and of the Board of Directors. The Chief Executive Officer shall be responsible for carrying out the orders of and the resolutions and policies adopted by the Board of Directors and shall have general management of the business of the Corporation and shall exercise general supervision over all of its affairs. In addition, the Chief Executive Officer shall have such powers and perform such duties as may be provided for herein and as may be incident to the office and as may be assigned by the Board of Directors.

         FURTHER RESOLVED, that Article VIII of the Bylaws be, and it hereby is, amended by deleting it in its entirety and substituting therefore the following:

                                  ARTICLE VIII

                                 The President.

                 1. The President, in the absence of the Chairman of the Board of Directors and the Chief Executive Officer, shall preside at all meetings of the shareholders and of the Board of Directors and shall be charged with the active management and administration of the business of the Corporation with the power to make all contracts in the conduct of the regular and ordinary business of the Corporation, and he may appoint and discharge agents and employees of the Corporation and fix their compensation, subject to the general supervisory powers of the Chairman of the Board of Directors and of the Chief Executive Officer and of the Board of Directors. In addition, he shall have such powers and perform such duties as may be provided for herein and as may be incident to the office and as may be assigned by the Board of Directors or the chairman of the Board of Directors or the Chief Executive Officer.

         FURTHER RESOLVED, that Articles IX, X, XI, XII, XIII, XIV, XVI and XIX be, and they hereby are, amended by substituting the phrase "the Chairman of the Board of Directors or the Chief Executive Officer" for the phrase "the Chairman of the Board of Directors" or the phrase "the Chairman of the Board" wherever either of such phrases appears in such Articles.

                                RESOLUTION OF
                            BOARD OF DIRECTORS OF
                     FIRST TENNESSEE NATIONAL CORPORATION
                                JULY 19, 1994
                     ------------------------------------


        RESOLVED, that Article XXIX, Section 2, of the Bylaws of the Company be, and it hereby is, amended by deleting it in its entirety and amending it to read as follows:

        "2. Officers and Employees. Except as provided in the following sentence, the Corporation has no compulsory retirement age for its officers or employees. Each officer or employee who has attained 65 years of age and who, for the two-year period immediately before attaining such age, has been employeed in a "bona fide executive" or a "high policy-making" position as those terms are used and defined in the Age Discrimination in Employment Act, Section 12(c), and the regulations relating to that section prescribed by the Equal Employment Opportunity Commission, all as amended from time to time (collectively, the "ADEA"), shall automatically be terminated by way of compulsory retirement and his or her salary discontinued on the first day of the month coincident with or immediately following the 65th birthday, provided such employee is entitled to an immediate nonforfeitable annual retirement benefit, as specified in the ADEA, in the aggregate amount of at least $44,000. Notwithstanding the prior sentence, the Board of Directors, in its discretion, may continue any such officer or employee in service and designate the capacity in which he or she shall serve, and shall fix the remuneration he or she shall receive. The Board of Directors may also reemploy any former officer who had theretofor been retired."

                     RESOLUTION OF BOARD OF DIRECTORS OF
                     FIRST TENNESSEE NATIONAL CORPORATION
                               October 18, 1994
                     ------------------------------------



RESOLVED, that Article III, Section 1 of the Bylaws of First Tennessee National Corporation be, and hereby is, amended to provide for a Board of Directors to consist of 12, rather than 11 members, effective as of October 18, 1994, by deleting the number 11 from said section of the Bylaws and substituting therefor the number 12.

                      RESOLUTION OF BOARD OF DIRECTORS OF
                      FIRST TENNESSEE NATIONAL CORPORATION
                               December 19, 1995

         RESOLVED, that the second paragraph of Section 1 of Article XXIX of the Bylaws of the Corporation be, and it hereby is, amended by deleting it in its entirety and substituting therefor the following:

                 Directors who are also officers of the Corporation or any of its affiliates will be retired from the Board on the date of the annual meeting coincident with or next following the date of the Director's retirement from or other discontinuation of active service with the Corporation and its affiliates.